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                                                                    Exhibit 99.1


[BIOSANTE PHARMACEUTICALS LOGO]                  BIOSANTE PHARMACEUTICALS, INC.
                                                 111 Barclay Boulevard
                                                 Lincolnshire, Illinois 60069
                                                 www.biosantepharma.com


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FOR IMMEDIATE RELEASE                                     AMEX: BPA



                       BIOSANTE PHARMACEUTICALS COMPLETES
                 $17.7 MILLION PRIVATE PLACEMENT OF COMMON STOCK


LINCOLNSHIRE, Illinois (May 14, 2004) -- BioSante Pharmaceuticals, Inc. (Amex:
BPA) today announced that it has completed its previously announced $17.7 million private placement of shares of its common stock and warrants to institutional and other accredited investors. A total of 2,949,000 shares of common stock were sold at a purchase price of $6.00 per share. Investors also received warrants to purchase 442,350 shares of common stock at an exercise price of $7.00 per share. Leerink Swann & Company served as placement agent for the transaction.

After deducting estimated closing costs and fees, the company received net proceeds of approximately $16.5 million. The proceeds will be used to fund the late stage development of the company's new product pipeline, including Bio-E-GelTM, currently in its pivotal Phase III clinical trial to reduce the frequency and severity of hot flashes, and LibiGelTM, soon to complete a Phase II clinical trial for Female Sexual Dysfunction, as well as for general corporate purposes.

"We are pleased by this important private placement, which provides us with capital to implement our plan to develop our hormone therapy products," said Stephen M. Simes, president and chief executive officer of BioSante. "This placement brings our cash up to about $25 million, which is equivalent to more than two years of our capital requirements."

The securities sold in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, the company agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein.

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ABOUT BIOSANTE PHARMACEUTICALS, INC.
BioSante is developing a pipeline of hormone therapy products to treat both men and women. BioSante's hormone therapy products are gel formulations for transdermal administration that deliver bioidentical estradiol and testosterone. Symptoms treated with hormone therapy in men include impotence, diminished sex drive, muscle weakness and osteoporosis. Symptoms in menopausal women include hot flashes, vaginal atrophy, decreased libido and osteoporosis. The estrogen and testosterone markets in the United States alone account for over $2.5 billion in annual sales.

The company also is developing its calcium phosphate nanotechnology (CAP) for novel vaccines, including biodefense vaccines for toxins such as anthrax and ricin, and drug delivery systems. Additional information is available online at www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding BioSante contained in this press release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to BioSante that cause actual results to differ materially from those expressed in such forward-looking statements are the difficulty of developing pharmaceutical products and especially of new vaccines, obtaining regulatory and other approvals and achieving market acceptance, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed on pages 18 to 25 of BioSante's Form 10-KSB, which discussion also is incorporated herein by reference.



FOR MORE INFORMATION, PLEASE CONTACT:

Phillip B. Donenberg, CFO
847-478-0500 ext 101
donenber@biosantepharma.com


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